EXHIBIT 10.29

AMENDMENT NO. 3

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 12th day of December, 2004, by and between REDBACK NETWORKS INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of June 15, 2004 (as amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement dated July 30, 2004 by and between Bank and Borrower, and as further amended pursuant to that certain Amendment No. 2 to Amended and Restated Loan and Security Agreement dated September 21, 2004 by and between Bank and Borrower, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.

B. Borrower desires that Bank amend the Loan Agreement pursuant to the terms set forth herein.

C. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. AMENDMENTS TO LOAN AGREEMENT.

A.	The last paragraph of Section 4.4 entitled “Collection of Accounts” is hereby amended to read as follows:

Notwithstanding the foregoing, payments on and proceeds of Accounts that are deposited in deposit accounts Borrower maintains with Wells Fargo Bank shall be delivered to Bank twice per week until June 30, 2005. Beginning July 1, 2005, no payments on and proceeds of Accounts shall be permitted to be deposited with Wells Fargo Bank or any other financial institution other than Bank.

B.	Notwithstanding anything to the contrary set forth in Section 4.4 entitled “Collection of Accounts”, Bank shall allow Borrower to hold payments on and proceeds of Accounts in Euros in its Euro account and not sweep such proceeds through the line of credit so long as unrestricted cash balances of Borrower (net of Advances) maintained at Bank at all times are at least $12,000,000.

C.	The second paragraph of the defined term “Domestic Borrowing Base” of Section 8 entitled “Definitions” is hereby amended to read as follows:

Advances with respect to Eligible Domestic Inventory must be supported by a forced liquidation appraisal satisfactory to Bank in its sole discretion, and potential offsets to deferred revenue shall not be excluded from the Domestic Borrowing Base so long as unrestricted cash balances of Borrower (net of Advances) maintained at Bank at all times are at least $12,000,000.

D.	The second paragraph of the defined term “Foreign Borrowing Base” of Section 8 entitled “Definitions” is hereby amended to read as follows:

In addition, potential offsets to deferred revenue shall not be excluded from the Foreign Borrowing Base so long as unrestricted cash balances of Borrower (net of Advances) maintained at Bank at all times are at least $12,000,000.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof except as set forth in the representations attached hereto, (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. LIMITATION. The amendment set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. BORROWER COVENANT. Borrower covenants and agrees that Bank may debit any of Borrower’s deposit accounts maintained with Bank to pay all Bank Expenses (including all reasonable attorney’s fees and reasonable expenses) incurred through the date of this Amendment.

5. EFFECTIVENESS. This Amendment shall become effective upon Borrower and Bank duly executing and delivering this Amendment to Bank.

6. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

7. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	REDBACK NETWORKS INC.
a Delaware corporation

By:
Printed Name:
Title:

BANK:	SILICON VALLEY BANK

By:
Printed Name:
Title: